Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports
 Second Quarter Fiscal 2021 Financial Results

~ Company Achieves 2-Year Comparable Store Sales Stack of +15.3% ~
~ Strong Earnings Flow-Through, Resulting in Diluted EPS of $0.52 ~

HARRISBURG, PA – August 26, 2021 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) (the “Company”) today reported financial results for the second quarter ended July 31, 2021.

“We are very pleased with our results for the second quarter as we delivered comparable store sales growth of 15.3% on a two-year stack basis, well ahead of our long-term growth algorithm, and adjusted EBITDA growth of 44% as compared to 2019,” stated John Swygert, President and Chief Executive Officer.  “Our performance reflects the strength of our business model as well as outstanding execution by our team, particularly with the headwinds of heightened supply chain challenges.”

Second Quarter Summary:

•	Total net sales decreased 21.4% to $415.9 million.

•	Comparable store sales decreased 28.0% from the prior year increase of 43.3%, resulting in a two-year stack of positive 15.3%.

•	The Company opened 12 new stores, ending the quarter with 409 stores in 28 states, a year-over-year increase in store count of 11.7%.

•	Operating income decreased 50.3% to $45.7 million and operating margin decreased 640 basis points to 11.0%.

•	Net income was $34.3 million, or $0.52 per diluted share, as compared with $99.4 million, or $1.50 per diluted share, in the prior year.

•	Adjusted net income(1) was $34.0 million, or $0.52 per diluted share, as compared with prior year adjusted net income of $68.9 million, or $1.04 per diluted share.

•	Adjusted EBITDA(1) decreased 45.6% to $54.1 million and adjusted EBITDA margin(1) decreased 580 basis points to 13.0%.

Mr. Swygert continued, “We continue to face strong year-over-year comparisons in the third quarter as we, once again, delivered record sales and profits last year.  For the third quarter of fiscal 2021, we expect comparable stores sales growth of 5% to 7% on a two-year stack basis.  Deal flow remains as strong as ever, despite temporary supply chain challenges, and we continue to leverage our expertise and relationships in the closeout industry to secure the very best deals for our customers.  As always, we will tightly manage what is in our control and we feel very good about our ability to execute across the organization and navigate these transitory supply chain pressures.  We remain confident in the fundamentals of our proven business model and committed to our long-term objectives driven by great deals and highly profitable new stores.  Based on our strong financial position and the growth opportunities in front of us, we are bullish on our ability to drive profitable growth and shareholder value into the future.”

(1)
As used throughout this release, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA and adjusted EBITDA margin are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile GAAP to these non-GAAP measures.

Fiscal 2021 Guidance

The Company continues to monitor the impact of the COVID-19 pandemic on the broader economy and, more specifically, its associates, customers, business partners and supply chain.  Given the uncertainties regarding the pace of economic recovery, consumer behavior and consumer demand amidst the ongoing pandemic, the Company is continuing its practice of not providing guidance for fiscal 2021.

Second Quarter Results

Following the onset of COVID-19 in early fiscal 2020, the Company’s stores remained open to serve its customers while several other retailers and competitors were closed for a portion of the second quarter of fiscal 2020.  The Company effectively responded to changing consumer needs in the quarter, creating a strong alignment between a value-driven merchandise assortment and customer demand, and benefited from initial consumer spending in response to federal stimulus funds for the pandemic. As a result, the Company experienced record sales and profits in the second quarter of fiscal 2020.

Net sales in the second quarter of fiscal 2021 totaled $415.9 million, a 21.4% decrease compared with net sales of $529.3 million in the second quarter of fiscal 2020.  The decrease in net sales was primarily due to a comparable store sales decrease of 28.0% due to record sales in the second quarter of fiscal 2020, partially offset by new store unit growth.

Gross profit decreased 21.2% to $163.0 million in the second quarter of fiscal 2021 from $206.8 million in the second quarter of fiscal 2020. Gross margin increased 10 basis points to 39.2% in the second quarter of fiscal 2021 from 39.1% in the second quarter of fiscal 2020. The increase in gross margin in the second quarter of fiscal 2021 is due to improvement in merchandise margin, partially offset by deleveraging of supply chain costs, primarily the result of higher transportation expenses.

Selling, general and administrative expenses increased marginally to $110.1 million in the second quarter of fiscal 2021 from $109.1 million in the second quarter of fiscal 2020, primarily driven by an increased number of stores and partially offset by tight expense controls throughout the organization.  As a percentage of net sales, selling, general and administrative expenses increased 590 basis points to 26.5% in the second quarter of fiscal 2021 from 20.6% in the second quarter of fiscal 2020.  The increase was primarily due to significant deleveraging as a result of the decrease in sales.

Pre-opening expenses related to new stores increased to $2.5 million in the second quarter of fiscal 2021 from $1.5 million in the second quarter of fiscal 2020 due to the timing of opening and comparative number of new stores.  As a percentage of net sales, pre-opening expenses increased 30 basis points to 0.6% in the second quarter of fiscal 2021 from 0.3% in the second quarter of fiscal 2020.

Operating income totaled $45.7 million in the second quarter of fiscal 2021, a 50.3% decrease from operating income of $92.0 million in the second quarter of fiscal 2020.  Operating margin decreased 640 basis points to 11.0% in the second quarter of fiscal 2021 from 17.4% in the second quarter of fiscal 2020 as a result of the deleveraging of all expense components due to the decrease in sales, partially offset by the increase in gross margin.

Net income decreased 65.5% to $34.3 million, or $0.52 per diluted share, in the second quarter of fiscal 2021 compared with net income of $99.4 million, or $1.50 per diluted share, in the second quarter of fiscal 2020.  Diluted earnings per share in the second quarter of fiscal 2021 and second quarter of fiscal 2020 included a benefit of $0.01 and $0.46, respectively, due to excess tax benefits related to stock-based compensation.  Adjusted net income(1), which excludes these benefits, decreased 50.7% to $34.0 million, or $0.52 per diluted share, in the second quarter of fiscal 2021 from $68.9 million, or $1.04 per diluted share, in the second quarter of fiscal 2020.

Adjusted EBITDA(1) totaled $54.1 million in the second quarter of fiscal 2021, decreasing 45.6%  from $99.4 million in the second quarter of fiscal 2020.  Adjusted EBITDA margin(1) decreased 580 basis points to 13.0% in the second quarter of fiscal 2021 from 18.8% in the second quarter of fiscal 2020.  Adjusted EBITDA excludes non-cash stock-based compensation expense.

Balance Sheet and Cash Flow Highlights

The Company's cash and cash equivalents balance as of the end of the second quarter of fiscal 2021 was $444.3 million compared with $305.1 million as of the end of the second quarter of fiscal 2020.  The Company had no borrowings outstanding under its $100 million revolving credit facility and $88.6 million of availability under the facility as of the end of the second quarter of fiscal 2021. The Company ended the period with total borrowings, consisting solely of finance lease obligations, of $0.9 million as of the end of the second quarter of fiscal 2021.

Inventories as of the end of the second quarter of fiscal 2021 increased 14.2% to $373.5 million compared with $327.2 million as of the end of the second quarter of fiscal 2020, primarily due to an increased number of stores. In addition, inventories as of the end of the second quarter of fiscal 2020 were significantly reduced due to increased sales in the second quarter last year.

Capital expenditures in the second quarter of fiscal 2021 totaled $8.2 million compared with $5.7 million in the second quarter of fiscal 2020.

During the second quarter of fiscal 2021, the Company invested $25.7 million of cash to repurchase 319,556 shares of its common stock.  As of the end of the second quarter, the Company had $164.7 million of remaining capacity under its current share repurchase program.  Subsequent to quarter-end, the Company invested $11.5 million of cash to repurchase an additional 136,382 shares of its common stock, resulting in $46.8 million invested year-to-date and $153.2 million of remaining capacity under its current share repurchase program.

Conference Call Information

A conference call to discuss second quarter fiscal 2021 financial results is scheduled for today, August 26, 2021, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 219-7052 or (574) 990-1029 and using conference ID #7495397.  Interested parties can also listen to a live webcast or replay of the conference call by logging on to the investor relations section on the Company’s website at http://investors.ollies.us/.  The replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids and other categories.  We currently operate 416 stores in 28 states throughout half of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2021 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, legislation, national trade policy, and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with our status as a “brick and mortar” only retailer; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, and potential increases in tariffs on imported goods; outbreak of viruses or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; our inability to operate our stores due to civil unrest and related protests or disturbances; our failure to properly hire and to retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the failure to timely acquire, develop and open, the loss of, or disruption or interruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and potential for adverse outcomes; our inability to successfully develop or implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; risks associated with natural disasters, whether or not caused by climate change; and our ability to service indebtedness and to comply with our financial covenants together with each of the other factors set forth under the heading “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
Jean Fontana
ICR
646-277-1214
Jean.Fontana@icrinc.com

Media Contact:
Tom Kuypers
Senior Vice President – Marketing & Advertising
717-657-2300
tkuypers@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Income
(In thousands except for per share amounts)
(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Condensed consolidated statements of income data:
Net sales	$415,881	$529,313	$868,373	$878,676
Cost of sales	252,846	322,471	522,728	531,468
Gross profit	163,035	206,842	345,645	347,208
Selling, general and administrative expenses	110,119	109,149	214,489	198,869
Depreciation and amortization expenses	4,669	4,122	9,153	8,066
Pre-opening expenses	2,541	1,545	5,076	5,267
Operating income	45,706	92,026	116,927	135,006
Interest expense (income), net	66	(26)	41	(109)
Income before income taxes	45,640	92,052	116,886	135,115
Income tax expense (benefit)	11,317	(7,331)	27,343	2,276
Net income	$34,323	$99,383	$89,543	$132,839
Earnings per common share:
Basic	$0.53	$1.53	$1.37	$2.07
Diluted	$0.52	$1.50	$1.36	$2.02
Weighted average common shares outstanding:
Basic	65,311	65,137	65,407	64,093
Diluted	65,825	66,051	65,972	65,641

Percentage of net sales (1):
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	60.8	60.9	60.2	60.5
Gross profit	39.2	39.1	39.8	39.5
Selling, general and administrative expenses	26.5	20.6	24.7	22.6
Depreciation and amortization expenses	1.1	0.8	1.1	0.9
Pre-opening expenses	0.6	0.3	0.6	0.6
Operating income	11.0	17.4	13.5	15.4
Interest expense (income), net	-	-	-	-
Income before income taxes	11.0	17.4	13.5	15.4
Income tax expense (benefit)	2.7	(1.4)	3.1	0.3
Net income	8.3%	18.8%	10.3%	15.1%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

Assets	July 31, 2021	August 1, 2020
Current assets:
Cash and cash equivalents	$444,262	$305,110
Inventories	373,550	327,164
Accounts receivable	824	2,447
Prepaid expenses and other assets	8,214	22,539
Total current assets	826,850	657,260
Property and equipment, net	142,299	137,467
Operating lease right-of-use assets	395,195	369,842
Goodwill	444,850	444,850
Trade name	230,559	230,559
Other assets	2,337	2,462
Total assets	$2,042,090	$1,842,440
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$298	$320
Accounts payable	92,798	107,685
Current portion of operating lease liabilities	72,339	56,062
Accrued expenses and other	80,428	77,521
Total current liabilities	245,863	241,588
Revolving credit facility	-	-
Long-term debt	610	592
Deferred income taxes	65,934	64,254
Long-term operating lease liabilities	330,565	317,948
Other long-term liabilities	4	5
Total liabilities	642,976	624,387
Stockholders’ equity:
Common stock	66	66
Additional paid-in capital	658,899	641,677
Retained earnings	815,810	616,410
Treasury - common stock	(75,661)	(40,100)
Total stockholders’ equity	1,399,114	1,218,053
Total liabilities and stockholders’ equity	$2,042,090	$1,842,440

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net cash provided by operating activities	$1,723	$168,824	$41,846	$210,194
Net cash used in investing activities	(5,335)	(5,671)	(14,747)	(18,045)
Net cash (used in) provided by financing activities	(24,293)	22,606	(29,963)	23,011
Net (decrease) increase in cash and cash equivalents	(27,905)	185,759	(2,864)	215,160
Cash and cash equivalents at beginning of period	472,167	119,351	447,126	89,950
Cash and cash equivalents at end of period	$444,262	$305,110	$444,262	$305,110

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

The Company reports its financial results in accordance with GAAP.  We have included the non-GAAP measures of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the most directly comparable GAAP measure to non-GAAP financial measures: net income to adjusted net income, net income per diluted share to adjusted net income per diluted share, and net income to EBITDA and adjusted EBITDA.

Adjusted net income and adjusted net income per diluted share exclude excess tax benefits related to stock-based compensation, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest income or expense, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock-based compensation expense.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands except for per share amounts)
(Unaudited)

Reconciliation of GAAP net income to adjusted net income

	Thirteen weeks ended		Twenty-six weeks ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net income	$34,323	$99,383	$89,543	$132,839
Excess tax benefits related to stock-based compensation(1)	(358)	(30,501)	(2,453)	(31,748)
Adjusted net income	$33,965	$68,882	$87,090	$101,091

(1)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share

	Thirteen weeks ended		Twenty-six weeks ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net income per diluted share	$0.52	$1.50	$1.36	$2.02
Adjustments as noted above, per dilutive share:
Excess tax benefits related to stock-based compensation	(0.01)	(0.46)	(0.04)	(0.48)
Adjusted net income per diluted share (1)	$0.52	$1.04	$1.32	$1.54

Diluted weighted-average common shares outstanding	65,825	66,051	65,972	65,641

(1)	Totals may not foot due to rounding

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
 (Dollars in thousands)
 (Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended		Twenty-six weeks ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net income	$34,323	$99,383	$89,543	$132,839
Interest expense (income), net	66	(26)	41	(109)
Depreciation and amortization expenses	6,094	5,653	12,012	11,063
Income tax expense (benefit)	11,317	(7,331)	27,343	2,276
EBITDA	51,800	97,679	128,939	146,069
Non-cash stock-based compensation expense	2,312	1,727	4,332	3,046
Adjusted EBITDA	$54,112	$99,406	$133,271	$149,115

Key Statistics

	Thirteen weeks ended		Twenty-six weeks ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020

Number of stores open at the beginning of period	397	360	388	345
Number of new stores	12	6	23	23
Number of closed stores	-	-	(2)	(2)
Number of stores open at end of period	409	366	409	366

Average net sales per store (1)	$1,024	$1,454	$2,173	$2,441
Comparable stores sales change	(28.0)%	43.3%	(9.3)%	20.2%
Comparable store count – end of period	354	313	354	313

(1)	Average net sales per store represents the weighted average of total net weekly sales divided by the number of stores open at the end of each week for the respective periods presented.